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EXHIBIT 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We hereby consent to incorporation by reference in this Registration Statement on Form S-8 of our audit report dated January 17, 2002, relating to the consolidated balance sheet of Aletas y Birlos Mexicana, S.A. de C.V. and subsidiary as of December 31, 2001 and the related statements of income, shareholders' equity and cash flows for the years ended December 31, 2001 and 2000, which report appears in Lone Star Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

BDO-HERNANDEZ MARRON Y CIA., S.C.

Veracruz, Veracruz, Mexico
June 19, 2003

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  EXHIBIT 23.3
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS